EXHIBIT 10.3

STOCK PLEDGE AND ESCROW AGREEMENT

THIS AGREEMENT is made the 8th day of October, 2009, between Lester Levin Inc., a New York corporation (“LLI”), Document Security Systems, Inc., a New York corporation (“DSS”) (hereinafter collectively referred to as “Obligees”) and Michael Buechler (hereinafter referred to as “Pledgor”),  Internet Media Services, Inc., a Delaware corporation (the “Company”), and Manufacturers and Traders Trust Company (hereinafter referred to as “Escrow Agent”).

Recitals

WHEREAS, Pledgor is a controlling stockholder, President and director of the Company;

WHEREAS, LLI and the Company have entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”) pursuant to which LLI is selling and transferring certain assets of its LegalStore.com business to the Company in exchange for the issuance to LLI’s parent corporation, DSS, 7,500,000 shares of common stock of the Company;

WHEREAS, pursuant to the covenants in the Asset Purchase Agreement, following the transaction, the Company is obligated to take certain measures to advance the business of the Company;

WHEREAS, Pledgor has agreed to secure the performance of the Company’s obligations to Obligees pursuant to such covenants in the Asset Purchase Agreement by executing this agreement and transferring to and registering in the name of the Escrow Agent the 4,000,000 shares of stock of the Company held by the undersigned.

NOW, THEREFORE, in consideration of the premises and understandings contained herein and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.	Pledge Agreement

(a)           As collateral security for the performance of those certain covenants of the Company under the Asset Purchase Agreement set forth in Section 1(b) below, Pledgor hereby (i) grants to Obligees a security interest in and (ii) pledges to Obligees and (iii) transfers as security all of the following instruments and property (receipt of which is hereby acknowledged by Escrow Agent):

(i)           Four million (4,000,000) shares of common stock of Company held by the Pledgor and all successor stock to said shares, replacement stock for said shares, substituted stock for said shares or additional shares of stock of Company issued or transferred as a dividend on or stock split of or otherwise received because of or in lieu of the ownership of said shares of common stock of Company during the term of this agreement, whether the same resulted from merger, consolidation, reorganization or otherwise (hereinafter sometimes referred to as “Shares”), all to be registered in the name of the Escrow Agent; and

(ii)           Any and all other instruments or cash or, in kind, dividends or other property which anyone is or may hereafter become entitled to receive with respect to replacement of, substitution for, or succession to the aforesaid Shares.

All of the foregoing property and instruments shall be individually and collectively hereinafter referred to as “Collateral.” The Collateral shall be held by the Escrow Agent hereinafter named in accordance with the terms and pro-visions contained in this agreement.

Certificates registering the Shares should be registered in the name of the Escrow Agent.

Pledgor agrees to forthwith deliver to Escrow Agent any and all Collateral hereafter acquired by Pledgor along with stock powers duly endorsed in blank with respect to any stock certificate therefor.

(b)           The following events shall constitute an “Event of Default” under this agreement:  (i) The Company’s failure to comply with the following covenants in Article VI of the Asset Purchase Agreement:  Section 6.2 Board of Directors; Section 6.3 Working Capital; Section 6.4 Registration of Shares; Section 6.8 Corporate Existence; Reporting Status; Section 6.9 Certain Negative Covenants (the “Company’s Covenants”), which covenants are incorporated herein by reference; and (ii) a breach of the Company’s representations and warranties set forth in Section 5 of the Asset Purchase Agreement, which representations and warranties are incorporated herein by reference.

2.	Escrow Agent

The parties agree that the Escrow Agent shall be Manufacturers and Traders Trust Company.  Pledgor shall deliver the Collateral described in Paragraph (1) herein, simultaneously with the execution hereof, to Escrow Agent who shall hold and maintain the Collateral pursuant to the terms hereof. The Escrow Agent's compensation, if any, shall be paid one-half by the Company and one-half by DSS.

3.	Voting and Dividend Rights

During the term of this agreement, and until such time, if any, that an Event of Default has occurred, Pledgor or his assigns shall have the right to vote the Shares now or hereafter pledged. In the event an Event of Default has occurred, (which Event of Default shall be proven by the execution of an affidavit by an DSS officer (the “Obligee Representative“) stating that Company is in default of one or more such obligations), then upon the Escrow Agent receiving both such affidavit and a proof of service that such affidavit was served upon Pledgor, DSS shall have the right (but not the obligation) to vote the Shares held pursuant to this escrow and exercise and receive all other rights and privileges, including dividends, which are associated with the ownership of such Shares.

Other than as set forth above, neither Obligees nor the Escrow Agent, nor their assignees or anyone else taking under them, shall exercise the rights of a holder of the Shares (or its successors) unless and until the Collateral is accepted by the Obligee Representative pursuant to Subparagraph 4(a) herein.

4.	Default and Remedies

(a)           Whenever an Event of Default exists as set forth in Paragraph 3 due to the failure to comply with the Company's Covenants in Section 6.3 Working Capital, and Section 6.4 Registration of Shares of the Asset Purchase Agreement; and such Event of Default has not been cured on or before October 8, 2010 (the "Registration Deadline"), Obligee Representative, at its option, may (in addition to the rights provided for in Paragraph 3):

(i)           Accept such portion of the Collateral as is set forth in Schedule I attached hereto based on the Event of Default existing at Registration Deadline, by giving notice of such fact to Pledgor and the Escrow Agent, in which case the Escrow Agent shall forthwith deliver the Collateral to Obligee Representative, as agent for all the Obligees, and this escrow shall be terminated.

(ii)           Exercise any remedies of a secured party under the New York Uniform Commercial Code (the “UCC“). When such process is complete, the Escrow Agent shall distribute any remaining assets held by the Escrow Agent to the Pledgor and this escrow shall be terminated.  The Pledgor's and the Company shall assist in the issuance of new certificates representing the Collateral.

(b)           Notwithstanding anything to the contrary herein, certificates representing all Shares held as Collateral shall be delivered to the Obligees until the Obligees receive a balance certificate duly issued by the Company representing the number of Shares the Obligees are entitled to receive under this Section 4.

(c)           Nothing herein contained is intended, nor should it be construed, to preclude Obligees from pursuing any other remedy provided by law or otherwise as a means of enforcing their rights. The foregoing remedies are in addition to, and not in derogation of, any statutory, equitable, or common law remedy that the Obligees may have with respect to the Pledgor, the Company and the transactions contemplated by this Agreement.

5.	Satisfaction of Obligations

At such time as the Company has satisfied the Company Covenant set forth in the Asset Purchase Agreement, Section 6.4 Registration of Shares or at such time as the Obligee Representative has accepted the Collateral as set forth in Paragraph 4(a) above:

(a)           Obligees, Obligee Representative, or Pledgor shall promptly notify the Escrow Agent in writing of such claim or such alleged acceptance.

(b)           Upon such notification, the Escrow Agent shall notify Obligees of such claim or acceptance within three (3) business days of the receipt of the same.

(c)           If (i) Obligees have made such notification of satisfaction of the Company’s Covenants or acceptance, or (ii) Obligees either acknowledge the claim or alleged acceptance to be true or do not object in writing within thirty (30) days of receipt of notice of the same from the Escrow Agent, then this agreement shall terminate and the Escrow Agent shall release any and all Collateral pledged or otherwise secured hereunder from the lien or liens as provided in this agreement and Escrow Agent shall transfer to Pledgor all of such Collateral then held by Escrow Agent, subject to compliance with Section 4(b), including Obligees acknowledgments (if any) that the obligations have been fulfilled.

(d)           If Obligees do object to the claim or the alleged acceptance within said thirty (30) day period, then the Escrow Agent shall submit the question of the validity of the claim or the alleged acceptance to arbitration to be held according to the rules of the American Arbitration Association, one arbitrator, in Rochester, New York.

6.	Sale or Transfer of Collateral

During the term of this agreement, neither Obligees nor Escrow Agent shall sell or attempt to sell, assign, release, encumber or otherwise transfer or dispose of any of the Collateral pledged hereunder, except as may be allowed by Paragraphs 4 or 5 herein.

7.	Duties and Powers Of Escrow Agent

(a)           The Escrow Agent shall have only such responsibility with respect to the Collateral held in escrow as is expressly provided for in this agreement. In the absence of gross negligence, bad faith or fraud with respect to the performance of its obligation hereunder, the Escrow Agent shall not incur liability to any other party hereto.  The Escrow Agent shall not incur liability because of any substantive insufficiency in the form or manner of the execution by Obligee Representative or Pledgor of any notice or other instrument required, permitted or contemplated by this agreement, nor as a result of relying on the validity of any such notice or written instrument signed by a party unless the Escrow Agent was consulted regarding the same.

(b)           The powers conferred on the Escrow Agent shall not impose any duty upon the Escrow Agent to exercise any such powers.  The Escrow Agent shall be accountable only for property that it actually receives as a result of the exercise of such powers, and it shall not be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(c)           The Escrow Agent's sole duty with respect to the custody, safekeeping and physical preservation of the collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Escrow Agent deals with similar property for its own account. The Escrow Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

(d)           All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

8.	Resignation of the Escrow Agent

The Escrow Agent may resign upon thirty (30) days written notice to the other parties. If a successor Escrow Agent shall not have been designated herein or appointed by Pledgor and Obligee Representative before the effective date of such resignation, the Escrow Agent may petition any state or federal court to appoint a successor.

9.	Waivers

Any forbearance, failure or delay by any party in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy and any single or partial exercise of any right, power, or remedy hereunder shall not preclude the further exercise thereof; and any right, power and remedy shall continue in force and effect until such right, power or remedy is specifically waived by an instrument in writing. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision of this agreement, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10.	Benefits

This agreement shall inure to the benefit of the parties, their heirs, personal representatives and permitted assigns and shall be binding upon the parties and their respective heirs and personal representatives.

11.	Choice of Law

This agreement shall be governed by the laws of the State of New York, and unless otherwise defined or provided herein, all words in this agreement have the meanings given them in the UCC.

12.	Captions

The subject headings of the paragraphs of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

13.	Notices

Any notice under this agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given:

(a)           On the date of personal service on the parties,

(b)           One day after being sent by professional or overnight courier or messenger service guaranteeing one day delivery, with receipt confirmed by the courier, or

(c)           On the date of transmission if sent by telegram, telex, telecopy, or other means of electronic transmission resulting in written copies, with receipt confirmed.

Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

14.	Entire Agreement; Amendments

(a)           This Agreement and the Schedule hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein.

(b)           The provisions of this agreement may be modified at any time by written agreement of the parties. Any such agreement made after the date of this agreement shall be ineffective to modify this agreement in any respect unless in writing and signed by each of the parties hereto.

15.	Counterparts

This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and agreement.

16.	Severability

Each separately numbered paragraph of this agreement shall be treated as severable, to the end that if any one or more such paragraphs shall be adjudged or declared illegal, invalid or unenforceable, this agreement shall be interpreted and shall remain in full force and effect, as though such paragraph or paragraphs had never been contained in this agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.

PLEDGOR		COMPANY

MICHAEL BUECHLER		INTERNET MEDIA SERVICES, INC.

Signature:	/s/ Michael Buechler	Signature:	/s/ Raymond Meyers
Address:	4553 Glencoe Avenue	By:	Raymond Meyers
	Suite 325	Title:	President
	Marina del Rey, CA 90292	Address:	4553 Glencoe Avenue
Suite 325
OBLIGEES			Marina del Rey, CA 90292

DOCUMENT SECURITY SYSTEMS, INC.

Signature:	/s/ Patrick White
By:	Patrick White
Title:	Chief Executive Officer
Address:	28 East Main Street
Suite 1525
Rochester, NY 14614

LESTER LEVIN INC.

Signature:	/s/ Patrick White
By:	Patrick White
Title:	Chief Executive Officer
Address:	28 East Main Street
Suite 1525
Rochester, NY 14614

AGREED AND ACCEPTED:

ESCROW AGENT

Name:	/s/ Joan Stapley

By:	Joan Stapley
Title:	Assistant Vice President

Address:	M&T Bank
1 M&T Plaza, Buffalo, NY 14203
(716) 842-5439

Escrow Agent, who acknowledges receipt of the property set forth in Paragraph 1(a) above.

Schedule I
To Stock Pledge And Escrow Agreement

Event of Default Existing at Registration Deadline	Number of Shares which Obligees May Accept on Event of Default pursuant to Section

Section 6.3 - Working Capital; and	3,900,000 shares of Company's Common Stock
Section 6.4 - Registration of Shares
Section 6.4 - Registration of Shares	2,000,000 shares of Company's Common Stock